As filed with the Securities and Exchange Commission on August 30, 2004

                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                           EAST DELTA RESOURCES CORP.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                  98-0212726
 (State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                           447 ST. FRANCIS-XAVIER ST.
                        MONTREAL, QUEBEC, CANADA H2Y 2T1
                    (Address of Principal Executive Offices)

                      CONSULTING AGREEMENT WITH MAYER AMSEL
                            (Full title of the plan)

      447 ST. FRANCIS-XAVIER ST., MONTREAL, QUEBEC H2Y 2T1, (514) 844-3510 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                             Irving Rothstein, Esq.
                         Law Offices of Irving Rothstein
                             1060 East 23rd Street,
                              Brooklyn, N.Y., 11210
                                 (718) 513-4983

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
From time to time at the discretion of stockholders.

CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                        Proposed            Proposed
Title of each class of                Amount To           Maximum             Maximum         Amount of
   Securities to be                 Be Registered      Aggregate Price       Aggregate      Registration
     Registered                                          Per Share          Offering Price      Fee
-------------------------       ----------------    ------------------   ----------------  -----------
Common Stock                          1,000,000          $0.32(1)             $320,000        $40.55
$.001 par value per share
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), the closing sales price on the OTC:BB on August 26, 2004.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by EAST DELTA RESOURCES CORP., (the "Registrant") with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-KSB, filed on March 22, 2004, for the year ended December 31, 2003;

              The Registrant's Quarterly Reports on Form 10-QSB, filed on May 13, 2004 and August 23, 2004.

          (b) The Registrant's Current Report on Form 8-K, filed on July 15, 2004 as amended on Form 8-K/A, filed on August 27, 2004.

          (c) The description of the Registrant's common stock contained in the Registrant's registration statement on Form 8-A filed on March 21, 2001, including any amendments or reports filed for the purpose of updating that description.

          All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Delaware law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers, directors, employees, and agents against any liability asserted against that person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Delaware law.

          Neither the Registrant's By-Laws nor its Certificate of Incorporation currently provide indemnification to its officers or directors. In an effort to continue to attract and retain qualified individuals to serve as directors and officers, the Registrant intends to adopt provisions providing for the maximum indemnification permitted by Delaware law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number    Description
------    -----------

5.1 Opinion of Law Offices of Irving Rothstein as to the legality of the common stock being offered.

10.1 Consulting Agreement that the Registrant entered into on August 26, 2004 with Mayer Amsel.

23.1 Consent of Law Offices of Irving Rothstein (included in its opinion filed as Exhibit 5.1).

23.2      Consent of Kingery, Crouse & Hohl, P.A.


ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any additional or changed material information with respect to the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, the Province of Quebec on the 27th day of August, 2004.

                                        EAST DELTA RESOURCES CORP.

                                        By:/s/ Victor I.H. Sun
                                        -------------------------------
                                           Victor I.H. Sun, President

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints Victor I.H. Sun his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 27th day of August, 2004.


/s/ Victor I.H. Sun
------------------------------           President and Director
Victor I.H. Sun                          (Acting CEO and CFO)


/s/ Louis Ladouceur
------------------------------           Director
Louis Ladouceur